EXHIBIT 99.1

AGREEMENT AND RELEASE

WHEREAS, Irvin Witcosky ("Witcosky") was employed by Henry Bros. Electronics, Inc., ("Henry Bros.") and Administaff Companies II, L.P., ("Administaff");

WHEREAS, Witcosky, will resign as a member of the Board of Directors of Henry Bros. and Witcosky shall be separated from Henry Bros., Administaff and any subsidiary companies; and

WHEREAS, Witcosky will transfer to Brian Reach Thirty-Five Thousand shares of Henry Bros. common stock for the sum of One Hundred Five Thousand Dollars ($105,000.00) once this Agreement and Release has become effective;

NOW, THEREFORE, IT IS HEREBY AGREED by and between Witcosky and Henry Bros. and Administaff for the good and sufficient consideration set forth below, as follows:

1.       Witcosky agrees that his employment with and by Henry Bros. and Administaff and his membership on the Henry Bros. Board of Directors will have ended effective upon his execution of this Agreement and Release, after which date Witcosky shall have no duties, responsibilities, or authority and otherwise may not act as an employee, agent, or representative of Henry Bros. Witcosky agrees that: (a) after February 2, 2007 he has had no right to receive employment or employment compensation or benefits, (b) he has no right to receive future employment with or by Henry Bros., and (c) he will not in the future apply for employment with or by Henry Bros.

2.       Provided that Henry Bros. receives an effective fully executed and notarized Agreement and Release as set forth in Paragraph 20, Henry Bros. shall provide to Witcosky payments and/or benefits as follows: (i) within ten (10) business days after its receipt of an effective Agreement and Release as set forth in Paragraph 21, termination pay in the amount of Thirty-Five Thousand ($35,000.00) gross pay subject to required withholdings and deductions; (ii) subject to the eligibility of Witcosky and/or his spouse for COBRA, Henry Bros. will make payments of the COBRA costs through June 30, 2008; (iii) Henry Bros. will transfer ownership of the 2002 Mercedes-Benz S-Class model that Witcosky had used during his Henry Bros. employment upon receipt from Witcosky of Three Thousand Two Hundred (3,200) shares of Henry Bros. common stock, duly endorsed, with signature guaranteed, such shares shall be transferred free and clear of all liens, claims, security interests and encumbrances, with the exception that such shares may include restrictions under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”); and (iv) to the extent permitted by applicable law, regulation, and contract, Henry Bros. will transfer to Witcosky or such other person as he designates in writing ownership of Empire General Life Assurance Corporation (or its successor) term Policy Number 00209471 insuring the life of Witcosky; provided, however, Witcosky consents to the offset from any termination pay payable hereunder (i) with respect to the life insurance policy, the quarterly premium amount of One Thousand Eight Hundred Fifty-Three and 55/100 Dollars ($1,853.55) owed on such policy and paid by Henry Bros. on Witcosky’s behalf on February 27, 2007 and (ii) any employment compensation paid to him by Administaff for any period after February 2, 2007. If Witcosky and/or his spouse are eligible for COBRA beyond the seventeen months referred to above, Witcosky may continue such coverage at his own expense. Witcosky understands and agrees that Henry Bros. shall not be liable for the withholding or payment of any taxes, except as to the payroll withholdings and deductions actually taken, and Witcosky agrees to indemnify and hold harmless Henry Bros. for any assessment, interest, payment, penalty, or other fine or fee which may be imposed because of any payment or benefit or the allocation of any payment or benefit later subject to any type of tax or assessment, interest, payment, penalty, or other fine or fee. Witcosky and Henry Bros. understand and agree that the arrangements and payments listed in this paragraph are in excess of any amount Henry Bros. or Administaff is or may be obligated to provide to Witcosky or that otherwise would be provided to Witcosky upon the termination of his employment with Henry Bros., and that they are being provided by Henry Bros. solely in consideration of Witcosky signing this Agreement and Release. Henry Bros. and Administaff will not oppose an application by Witcosky for unemployment insurance benefits.

3.       In return for Henry Bros.’s agreement to provide to Witcosky the consideration set forth in Paragraph 2 of this Agreement and Release, Witcosky, for himself, his heirs, privies, executors, administrators, assigns, successors-in-interest, and predecessors-in-interest, hereby releases and forever discharges Henry Bros. and Administaff, their respective parent organizations and affiliates and subsidiaries, the predecessor organizations, successors, and assigns, the present or former directors, shareholders, partners, members, officers, employees, and agents of all of them, whether in their individual or official capacities, and the current and former plan administrators and trustees, whether in their individual or official capacities, of any pension, welfare, or other benefit plan available to present or former employees of Henry Bros. and/or Administaff, and any such plan (collectively, the “Henry Bros. and Administaff Releasees”) of and from any and all charges, complaints, actions, causes of action, grievances, suits, liabilities, obligations, promises, controversies, damages, losses, debts, and expenses (including attorneys’ fees and costs) and claims in law or in equity of any nature whatsoever, known or unknown, suspected or unsuspected, Witcosky ever had, now has, or shall have against any Henry Bros. and/or Administaff Releasee to the date of Witcosky’s execution of this Agreement and Release, including, but not limited to (a) any claims, demands, and causes of action arising under express or implied contract, tort, or any tortious course of conduct, whether intentional or negligent, including, without limitation, breach of fiduciary duty; (b) any claims for contribution or indemnity; (c) any claims, demands, and causes of action alleging violations of public policy, or of any federal, state, or local law, statute, regulation, executive order, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Americans With Disabilities Act, 42 U.S.C. § 12101 et seq., the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., the Age

Discrimination in Employment Act, 29 U.S.C. § 621 et seq., including the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq., the Sarbanes-Oxley Act of 2002, the Securities Act, the Securities and Exchange Act of 1934, as each such act has been amended, claims pursuant to federal, state or local law regarding discrimination based on age, race, sex, religion, national origin, disability, marital status, sexual orientation or preference or retaliation or of any duties or other obligations of any kind or description arising in law or equity under federal, state or local law, regulation, ordinance or public policy having any bearing whatsoever on the conduct or affairs of Henry Bros., the terms or conditions of Witcosky’s employment or any association or transaction with or by Henry Bros. or Administaff or the termination of his employment or any association or transaction with or by Henry Bros. or Administaff; and (d) any claims, demands, and causes of action for monetary or equitable relief, including, but not limited to, wages, back pay, severance pay, vacation pay, sick pay, personal leave pay, medical or life insurance, non-vested employee benefits, compensatory damages, exemplary or punitive damages, fines, liquidated damages, injunctive relief, or attorneys’ fees and costs, except as noted within this Agreement and Release and Witcosky expressly covenants not to sue thereon. The release set forth in this Paragraph 3 covers not only rights or claims that Witcosky may have in his own right, but also all other rights or claims of whatever nature that might be asserted on behalf of Witcosky against any of the Henry Bros. and/or Administaff Releasees. This Agreement and Release may not be cited as, and it does not constitute, any admission by any of the Henry Bros. and/or Administaff Releasees of any violation of any such law or legal obligation with respect to any aspect of Witcosky’s employment or change in it. Witcosky acknowledges that he is not a “prevailing party” in any lawsuit or any other proceeding, litigation or action. Henry Bros. hereby represents that neither James Henry nor Brian Reach has any current knowledge of any claim Henry Bros. has against Witcosky.

4.       Henry Bros. will issue a press release in connection with Witcosky’s disassociation from Henry Bros. in the form annexed hereto as Exhibit A.

5.       Each of Witcosky, on the one hand, Henry Bros. and Administaff, on the other, represents and agrees that he or it has not filed any claims, charges, complaints, lawsuits or arbitrations against the other in any administrative, judicial or arbitral forum, including any charges or complaints with any municipal, state or federal agency charged with the enforcement of any law or any self regulatory organization. Witcosky represents and agrees that he has received proper compensation for work and hours performed and he has received all leave to which he may have been entitled, including leave pursuant to the Family and Medical Leave Act and any similar state or local law. Pursuant to and as a part of Witcosky’s release and discharge of the Henry Bros. and Administaff Releasees, as set forth herein, Witcosky agrees, not inconsistent with Equal Employment Opportunity Commission (“EEOC”) Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997, and to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against any of the Henry Bros. and/or Administaff Releasees in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves any of the Henry Bros. and/or Administaff Releasees and that occurred up to and including the date of Witcosky’s execution of this Agreement and Release, unless required to do so by court order, subpoena, or other effective directive by a court, administrative agency, arbitration panel, or legislative body, or unless required to enforce this Agreement and Release. To the extent any such action may be brought by a third party, Witcosky expressly waives any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in the foregoing paragraph shall prevent Witcosky (or his attorneys) from (i) commencing an action or proceeding to enforce this Agreement and Release or (ii) exercising Witcosky’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of his waiver of Age Discrimination in Employment Act claims set forth in Paragraph 3 of this Agreement and Release.

6.       Witcosky, Henry Bros. and Administaff agree that the consideration listed in this Agreement and Release is sufficient consideration for the release being given by Witcosky in Paragraph 3 of this Agreement and Release.

7.       Witcosky agrees not to, nor to permit any of his affiliates or associates (as those terms are defined in Rule 405 under the Securities Act), regardless of whether such person or entity is such an affiliate or associate on the date hereof, to:

                 (a) Acquire, offer or propose to acquire, solicit an offer by a third party to sell such third party’s voting securities of Henry Bros., or agree to acquire, directly or indirectly, alone or in concert with other, by purchase, gift or otherwise, any direct or indirect beneficial interest in any voting securities or direct or indirect rights, warrants or options to acquire, any voting securities of Henry Bros.;

                 (b) Make or actively participate in, or direct or encourage any other person to participate in, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”) promulgated pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or publicly seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any voting securities of Henry Bros.;

                 (c) File any document with the SEC indicating that Witcosky has formed, joined or in any way participated in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Henry Bros.;

                 (d) Otherwise act alone or in concert with others to seek publicly to propose any business combination to Henry Bros. or its shareholders, or otherwise to seek publicly to control, change or influence the management, board of directors or policies of Henry Bros. or nominate any person as a director of Henry Bros. who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the shareholders of Henry Bros., whether pursuant to the proxy rules of the SEC or otherwise; or

                 (e) Publicly announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under this paragraph.

      Anything contained herein to the contrary notwithstanding, the provisions of this Paragraph 7 shall not be deemed to prohibit Witcosky from (i) selling any Henry Bros. common stock or (ii) engaging in private conversations with individual shareholders of Henry Bros. on any subject. No request or proposal to amend, modify or waive any provision of this paragraph shall be made or solicited by or on behalf of Witcosky except in a non-public and confidential manner. The restrictions and prohibitions in this paragraph shall continue for a period of five (5) years from the date of this Agreement and Release or until Witcosky’s voting securities shall amount to less than ten percent (10%) of the outstanding voting securities of Henry Bros., whichever is earlier.

8.       Henry Bros. represents that it is current in its filings with the SEC under the Exchange Act and Henry Bros. will continue to be current with such filings until the earlier of such time as (a) Henry Bros. is no longer subject to the reporting requirements of the Securities Act and the Securities Exchange Act or (b) Witcosky is eligible to sell shares of Henry Bros. common stock free of restrictions under Rule 144(k) of the Securities Act (“Rule 144(k)”). In the event of a proposed sale by Witcosky of Henry Bros. common stock, in accordance with Rule 144 of the Securities Act, Henry Bros. will cause its attorneys to provide customary opinion letters to its transfer agent to enable such transfer to occur within a reasonable period of time after request by Witcosky and/or his broker. At such time as Witcosky becomes eligible to sell shares of Henry Bros. common stock free of restrictions under Rule 144(k), upon request by Witcosky, Henry Bros. will take such actions as shall be necessary, including causing its attorneys to provide an opinion letter to its transfer agent to remove any stop transfer orders relating thereto, within a reasonable period of time after such request. The obligations of Henry Bros. pursuant to this Paragraph 8 shall terminate upon the removal of all legends and stop transfer orders relating to Witcosky’s shares of Henry Bros. common stock or the sale of all of his shares of Henry Bros. common stock, whichever shall first occur.

9.       Witcosky represents and warrants that (a) he has returned to Henry Bros. and Administaff all property of Henry Bros. and Administaff, including all documents and records, materials, policies, procedures, forms and documents obtained by virtue of his employment or membership on the Board of Directors of Henry Bros., identification cards, credit cards, telephone cards, files, memoranda, keys, cellular phones, computers, personal digits assistant, BlackBerry, and other equipment and/or supplies in his possession, custody or control and all copies thereof, (b) he has retained no such item in his possession, custody or control, and (c) he understands that Henry Bros. and Administaff have relied upon his representation and that the return of such property is an express condition of this Agreement and Release. This provision is subject to the exception that Henry Bros. will not interfere with Witcosky’s retention of the mobile phone that is installed in the 2002 Mercedes-Benz S-Class model that Witcosky had used during his Henry Bros. employment, and the phone number (917/951-1998) assigned to that phone, provided Witcosky is able to obtain the assignment of the phone and the number and subject to Witcosky assuming responsibility for all charges and liabilities associated with said phone and its number.

10.       Witcosky acknowledges that Henry Bros., through the expenditure of considerable time and expense, developed certain lawful confidential and proprietary information whether on computer disks or tapes, computer print-outs or hard copy documents, regarding, among other things, (a) its affiliates, customers, vendors, or other persons or entities with whom Henry Bros. has current or past relations; (b) its personnel; (c) confidential information of Henry Bros.’s customers, including, without limitation, the Metropolitan Transit Authority; and (d) information relating to Henry Bros.’s policies, procedures, techniques, methods, its operations, pricing, billing, marketing, distribution, promotion, training, financial affairs, policies and practices, business strategies and plans, contractual procedures, prospective transactions and other non-publicly disclosed business and financial information (hereinafter collectively referred to as the “Confidential Information”). Witcosky acknowledges that Henry Bros.’s Confidential Information may be proprietary, may not be available to the public or its competitors, and may provide Henry Bros. with a unique and valuable competitive advantage. Accordingly, Witcosky represents that he has not, and further promises and agrees that he will not in the future, nor will he direct or encourage any other person to, in, copy, disclose, use, reproduce, sell, remove from the premises or make available to any other person or entity, or use for his own benefit or for the benefit of any person or entity in competition with any Henry Bros. and/or Administaff Releasee, any portion of the Confidential Information, whether prepared or obtained by Witcosky or otherwise. Witcosky hereby confirms that he has delivered to Henry Bros. and retained no custody or control over copies of any written materials, records and documents, including those that are electronically stored, which contain or refer to any Confidential Information, whether made by him or coming into his possession during the course of his employment with Henry Bros.

11.       Witcosky agrees that upon his receipt of any subpoena, order, directive or other legal process requiring him to engage in conduct encompassed within Paragraphs 9 or 10 of this Agreement and Release, Witcosky or his attorney shall immediately notify Henry Bros. and Administaff of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive or other legal process and within two (2) business days send to the chief executive officer of Henry Bros. and Administaff, via overnight delivery, a copy of the documents that have been served upon him.

12.       Each of Witcosky, Henry Bros. and Administaff agree that he or it will assist and cooperate with the others in connection with the defense or prosecution of any claim that may be made against Henry Bros. and/or Administaff or by Henry Bros. and/or Administaff, or in connection with any ongoing or future investigation or dispute or claim of any kind involving Henry Bros. and/or Administaff, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency. Without limiting the generality of the foregoing, Witcosky agrees to testify in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Witcosky, pertinent knowledge possessed by Witcosky, or any act or omission by Witcosky. Witcosky, Henry Bros. and Administaff further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. Henry Bros. will reimburse Witcosky for his reasonable out of pocket expenses incurred in connection with the foregoing, provided that if such expenditures in the aggregate exceed $500, they must be approved in advance by Henry Bros., which approval shall be reasonably given.

13.       In the event of a willful breach by Witcosky of any relevant provision of this Agreement and Release, and without limiting in any way the remedies for such breach of Henry Bros. and/or Administaff, Witcosky will forfeit any outstanding payments or benefits due under Paragraph 2 and Henry Bros. may seek repayment from Witcosky of any amounts and benefits already paid or provided to him pursuant to Paragraph 2. Witcosky further agrees to indemnify and hold harmless the Henry Bros. and Administaff Releasees from and against any and all losses, liabilities, damages and expenses, including reasonable attorneys’ fees, any Henry Bros. or Administaff Releasee may incur or suffer arising out of or in connection with any breach of a representation or agreement by Witcosky. Henry Bros. agrees to indemnify and hold harmless Witcosky from and against any and all losses, liabilities, damages and expenses, including reasonable attorneys’ fees, Witcosky may incur or suffer arising out of or in connection with any breach of a representation or agreement by or on behalf of Henry Bros. or Administaff in this Agreement.

14.       This Agreement and Release contains the entire agreement between the parties, and it supersedes and cancels any and all prior and contemporaneous written and oral agreements, arrangements or representations concerning the subject matter hereof between Henry Bros. and Witcosky. Witcosky affirms that, in entering into this Agreement and Release, he is not relying upon any oral or written promise or statement made by anyone at any time on behalf of Henry Bros. and/or Administaff.

15.       This Agreement and Release is binding upon Witcosky and his successors, assigns, heirs, executors, administrators, and legal representatives.

16.       If any of the provisions, terms or clauses of this Agreement and Release are declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement and Release shall remain valid and binding upon both parties.

17.       This Agreement and Release has been reached by mutual and purely voluntary agreement of the parties, and the parties, by their signatures, indicate their full agreement with, and understanding of, its terms. Witcosky, Henry Bros. and Administaff each hereby acknowledges that he or it has been given a reasonable period of time to consider this Agreement and Release, that he or it has freely, knowingly and voluntarily decided to accept these benefits, and that this Agreement and Release has binding legal effect.

18.       Any oral representation or modification concerning this Agreement and Release shall be of no force or effect. This Agreement and Release may not be modified, except by a suitable writing signed by the parties to this Agreement and Release.

19.       This Agreement and Release shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding principles of conflict of law, and Witcosky and Henry Bros. consent to personal jurisdiction in the state and federal courts of the State of New Jersey in any proceeding concerning this Agreement and Release.

20.       Witcosky acknowledges and agrees that he has been given at least twenty-one (21) days within which to consider this Agreement and Release and that he has consulted his attorney, Frederick B. Polak, prior to executing this Agreement and Release. Witcosky understands that the terms offered by Henry Bros. will expire if this Agreement and Release is not fully executed by Witcosky and received by Henry Bros. within twenty-five (25) days of Witcosky’s receipt of it. Witcosky warrants and represents that if he has returned this executed Agreement and Release before the 21-day period referred to in this paragraph, he has done so knowingly, voluntarily, with full knowledge that he may take the entire 21-day period to review this Agreement and Release, upon consultation with and upon the advice of his attorney and with the specific intention to return this executed Agreement and Release before the expiration of the 21-day period, for reasons of his own choosing and for his own benefit.

21.       The parties understand and agree that Witcosky may revoke this Agreement and Release after having executed it by so advising Henry Bros. in writing, provided such writing is received by Henry Bros. before the end of the seventh day after its execution by Witcosky. Unless revoked by Witcosky as set forth in this paragraph, this Agreement and Release shall become effective and enforceable on the eighth (8th) day after its execution by Witcosky, provided it is received timely by Henry Bros. as set forth in Paragraph 20.

22.       Witcosky acknowledges and agrees that: (a) no promise or inducement for this Agreement and Release has been made to him except as set forth in this Agreement and Release; (b) this Agreement and Release is executed by Witcosky freely and voluntarily, and without reliance upon any statement or representation by any Henry Bros. or Administaff Releasee other than as set forth herein; (c) he has read and fully understands this Agreement and Release and the meaning of its provisions; (d) he fully understands that he is giving up important rights and that by entering into this Agreement and Release, he does not waive rights or claims that may arise after the date of his execution of this Agreement and Release, including, without limitation, any rights or claims that he may have to secure enforcement of the terms and conditions of this Agreement and Release; (e) he is legally competent to enter into this Agreement and Release and to accept full responsibility therefor; (f) he has been advised to consult with counsel of his choice before entering into this Agreement and Release and has had the opportunity to do so; and (g) no fact, evidence, event or transaction currently unknown to him which hereafter may become known to him shall affect in any manner the final and unconditional nature of the release embodied herein.

23.       THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL AND ALL OF WHICH, WHEN TAKEN TOGETHER, SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

      IN WITNESS WHEREOF, the parties have hereunto set their hands.

Henry Bros. Electronics, Inc.

By:
(Title)

Date

Irwin Witcosky

Date

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

          I, ____________________________, a Notary Public, do hereby certify that Irvin Witcosky, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act, for the uses and purposes therein set forth.

          Given under my hand and official seal this ____ day of _______________, 2007.

Notary Public

My Commission Expires:

EXHIBIT A

Henry Bros. Electronics Announces Management Change
- - -
Brian Reach Appointed as New President

FAIR LAWN, N.J., January X, 2007 – Henry Bros. Electronics, Inc., (Amex: HBE) a turnkey provider of technology-based integrated electronic security solutions, today announced the appointment of Brian Reach (52), as President of the Company. Mr. Reach will immediately assume the day-to-day management of sales and marketing of the Company while maintaining his role as Chief Operating Officer, a position he was appointed to in August 2006. Mr. Reach replaces Irvin Witcosky, who will no longer serve as President or as a member of the Board of Directors so that he may pursue other interests. Mr. Witcosky’s resignation from the board of directors brings the total number of board members to six, of which four are independent.

Mr. Reach has previously served as Vice Chairman of Henry Bros, and prior to that appointment, as the Chief Financial Officer for Globix Corporation, IPC Information Systems, Inc., Celadon Group, Inc. and Cantel Medical Corp. His extensive background experience ranges from business restructurings, corporate finance and corporate governance. Mr. Reach has lead financing efforts to raise over $1 billion during his career, and became a member of the Henry Bros. Board of Directors in February 2004.

Commenting on the appointment of Mr. Reach, James Henry, Chief Executive Officer of Henry Bros. Electronics, said, “Having just recently named Brian as Chief Operating Officer, this new appointment is a natural progression for Brian who has served Henry Bros. well for a number of years. Brian has been a continuous driver of growth for our company and has brought refreshing energy to our executive suite. As we move into 2007 with a renewed focus on profitability and growth, we are excited by the ideas, experience and change leadership that Brian brings to the table.”

Mr. Henry continued, “In addition to Brian’s appointment as President, I have to also comment on the valuable contribution that Irv has made during his tenure as President and on our Board of Directors. As one of the company’s Co-founders, Irv has dedicated a great deal of the last two decades to Henry Bros. and we will miss his guidance and leadership. Irv has served Henry Bros., with dignity and class, while always aggressively seeking new opportunities for growth. He has left an indelible mark on our firm, and will be truly missed. ”

About Henry Bros. Electronics, Inc.
Henry Bros. Electronics (Amex: HBE) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. The Company has offices in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia.

For more information, visit http://www.hbe-inc.com.

Safe Harbor Statement: Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission. Henry Bros. Electronics Inc. does not assume any obligation to update the forward-looking information.

Investor Contacts:
Todd Fromer / Yemi Rose	James Henry, CEO
KCSA	Henry Bros. Electronics, Inc.
212-896-1215 / 212-896-1233	201-794-6500
tfromer@kcsa.com / yrose@kcsa.com	jhenry@hbe-inc.com